EXHIBIT 10.91

                     AGREEMENT BETWEEN OWNER AND CONTRACTOR


Project Name:  System Voltage Upgrade Project
               Downtown Substation, Plant Switchgear
Contract Name: Construction & Distribution System Upgrade
Contract No.:  A-2

THIS AGREEMENT is dated as of the 3rd day of March in the year 1998 by and between the City of Anthony, Kansas (hereinafter called Owner) and Onsite Business Services (hereinafter called Contractor).

Owner and Contractor, in consideration of the mutual covenants hereinafter set forth, agree as follows:

ARTICLE 1 - WORK

1.01 Contractor shall complete all Work as specified or indicated in the Contract Documents. The Work under this Contract is generally described as follows: material procurement and construction of the 12.47-kV Downtown regulating substation, including structures, equipment, foundations, bus, low voltage wiring, grounding, raceway, metering, miscellaneous materials, and demolition of existing substation. The installation of a 15-kV class metal-clad switchgear and associated equipment and materials at the City of Anthony power plant.

1.02 Upgrade of the Electric Distribution System, consisting of work on energized lines, construction of new lines, removal of existing electric lines and transformer replacement.

1.03 The Project for which the Work under the Contract Documents may be the whole or only a part is generally described as follows: Electric System Voltage Upgrade - 1997.

ARTICLE 2 - ENGINEER

2.01 The Project has been designed by Burns & McDonnell Engineering Co. Inc., who is hereinafter called Engineer and who is to act as Owner's representative, assume all duties and responsibilities, and have the rights and authority assigned to Engineer in the Contract Documents in connection with completion of the Work in accordance with the Contract Documents.

ARTICLE 3 - CONTRACT TIME

3.01    TIME OF THE ESSENCE:

   A. All time limits for milestones, if any, Substantial Completion, and completion and readiness for final payment as stated in the Contract Documents are of the essence of the Contract.

3.02    DATES FOR SUBSTANTIAL COMPLETION AND FINAL PAYMENT:
   A.   The Work will be Substantially Completed on or before December 31,
        1998, and completed and ready for final payment in accordance with the GENERAL CONDITIONS on or before January 31, 1999. 1. Areas to be Substantially Complete prior to date stated above are as follows:

               Switchgear Foundation Installation B May 22, 1998


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3.    LIQUIDATED DAMAGES:


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A.   Owner  and  Contractor  recognize  that  time  is of the  essence  of  this
     Agreement and that Owner will suffer financial loss if the Work is not completed within the time specified above, plus any extensions thereof allowed in accordance with the GENERAL CONDITIONS. The parties also recognize the delays, expense, and difficulties involved in proving the actual loss suffered by Owner if the Work is not Substantially Completed on
     time.  Accordingly,   instead  of  requiring  any  such  proof,  Owner  and
     Contractor agree that as liquidated damages for delay (but not as a penalty) Contractor shall pay Owner five hundred dollars ($500.00) for each day that expires after the time specified above in Paragraph 3.02 for Substantial Completion until the Work is Substantially Complete. After Substantial Completion, if Contractor shall neglect, refuse, or fail to complete the remaining Work within the time specified in Paragraph 3.01 for completion and readiness for final payment or any proper extension thereof granted by Owner, Contractor shall pay Owner five hundred dollars ($500.00) for each day that expires after the time specified for completion and readiness for final payment.

ARTICLE 4 - CONTRACT PRICE - Not Used

             ARTICLE 5 - PAYMENT PROCEDURES

1   SUBMITTAL AND PROCESSING OF PAYMENTS:
    A. Contractor shall submit Applications for Payment in accordance with the GF-NERAL CONDITIONS. Applications for Payment will be processed by Engineer and Owner shall make payment as provided in the GENERAL CONDITIONS.

5.02    PROGRESS PAYMENTS, RETAINAGE:
A. Owner shall make progress payments on account of the Contract Price on the basis of Contractor's Applications for Payment as recommended by Engineer, on or about the 3rd Monday of each month during construction. All such payments will be measured by the schedule of values established in the GENERAL CONDITIONS (and in the case of Unit Price Work based on the number of units completed) or, in the event there is no schedule of values, as provided in the General Requirements. 1. Prior to Substantial Completion, progress payments will be made in an amount equal to the percentage indicated below, but, in each case, less the aggregate of payments previously made and less such amounts as Engineer shall determine, or Owner may withhold, in accordance with the GENERAL CONDITIONS.
a.   90% of Work completed (with the balance being retainage).
b. 90% (with the
     balance being retainage) of Equipment and Materials not
     incorporated in the Work (but delivered, suitably stored, and accompanied by documentation satisfactory to Owner as provided in the GENERAL CONDITIONS).

5.03    FINAL PAYMENT:
   A. Upon final completion and acceptance of the Work in accordance with the GENERAL CONDITIONS, Owner shall pay the remainder of the Contract Price as recommended by Engineer and as provided in the GENERAL CONDITIONS.

ARTICLE 6 - INTEREST

6.01 All moneys not paid when due hereunder shall bear interest at the rate of 9% per annum in accordance with the GENERAL CONDITIONS.

ARTICLE 7    CONTRACTOR'S REPRESENTATIONS

7.01 In order to induce Owner to enter into this Agreement, Contractor makes the following representations:
     A. Contractor has examined and carefully studied the Contract Documents (including the Addenda) and other related data identified in the Bidding Documents.
     B. Contractor has visited the Site and become familiar with and is satisfied as to the general, local, and Site conditions that may affect cost, progress, performance, and furnishing of the Work.
     C. Contractor is familiar with and is satisfied as to all federal, state, and local Laws and Regulations that may affect cost, progress, performance, and furnishing of the Work.


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     D.  Contractor  shall carefully study all: (1) reports of explorations  and tests of subsurface conditions at or contiguous to the Site and all drawings of physical conditions in or relating to existing surface or subsurface structures at or contiguous to the Site; and (2) reports and drawings of a Hazardous Envirorunental Condition, if any, at the Site.
         Contractor   acknowledges   that  Owner  and  Engineer  do  not  assume
         responsibility for the accuracy or completeness of information and data
         shown  or  indicated  in  the  Contract   Documents   with  respect  to
         Underground Facilities at or contiguous to the Site.
     E. Contractor shall obtain and carefully study (and assumes responsibility of having done so) all such additional supplementary examinations, investigations, explorations, tests, studies, and data concerning conditions (surface, subsurface, and Underground Facilities) at or contiguous to the Site or otherwise which may affect cost, progress, performance, and furnishing of the Work or which relate to any aspect of the means, methods, techniques, sequences, and procedures of construction to be employed by Contractor and safety precautions and programs incident thereto.
     F. Contractor does not consider that the Owner should furnish any additional examinations, investigations, explorations, tests, studies, or data necessary for the performing and furnishing of the Work at the Contract Price, within the Contract Times, and in accordance with the other terms and conditions of the Contract Documents.
     G. Contractor is aware of the general nature of work to be performed by Owner and others at the Site that relates to the Work as indicated in the Contract Documents.
     H.  Contractor  has  correlated  the   information   known  to  Contractor,
         information and observations obtained from visits to the Site, reports and drawings identified in the Contract Documents, and all additional examinations, investigations, explorations, tests, studies, and data with the Contract Documents.
     I. Contractor has given Engineer written notice of all conflicts, errors, ambiguities, or discrepancies that Contractor has discovered in the Contract Documents and the written resolution thereof by Engineer is acceptable to Contractor.
     J.  The Contract Documents are generally  sufficient to indicate and convey
         understanding   of  all  terms  and  conditions  for   performance  and
         furnishing of the Work.

ARTICLE 8 - CONTRACT DOCUMENTS

8.01    CONTENTS:
A. The Contract Documents which comprise the entire Agreement between Owner and Contractor concerning the Work consist of the following and may only be amended, modified, or supplemented as provided in the
        GENERAL CONDITIONS:
        1.  This Agreement.
        2.  Exhibits to this Agreement (enumerated as follows):
             a.  Notice to Proceed.
             b.  Contractor's Bid.
             C.  Documentation submitted by Contractor prior to Notice of Award.
        3.  Performance, Payment, and other Bonds.
        4.  General Conditions.
        5. Specifications consisting of divisions and sections as listed in table of contents of Bid Documents.
        6. Drawings consisting of a cover sheet and sheets as listed in the table of contents thereof, with each sheet bearing the following general title:
                             City of Anthony, Kansas
        7. Addenda numbers 1 to 4, inclusive.
        8. The following which may be delivered or issued after the Effective Date of the Agreement and are not attached hereto: All Written Amendments and other documents amending, modifying, or supplementing the Contract Documents pursuant to the GENERAL CONDITIONS.

ARTICLE 9 - MISCELLANEOUS

9.01    TERMS:
   A. Terms used in this Agreement which are defined in the GENERAL CONDITIONS shall have the meanings stated in the GENERAL CONDITIONS.


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2.      ASSIGNMENT OF CONTRACT:
    A. No assignment by a party hereto of any rights under or interests in the Contract Documents will be binding on another party hereto without the written consent of the party sought to be bound; and specifically but without limitation, moneys that may become due and moneys that are due may not be assigned without such consent (except to the extent that the effect of this restriction may be limited by Law), and unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under the Contract Documents.

9.03    SUCCESSORS AND ASSIGNS:
   A. Owner and Contractor each binds himself, his partners, successors, assigns, and legal representatives to the other party hereto, its partners, successors, assigns, and legal representatives in respect to all covenants, Agreements, and obligations contained in the Contract Documents.

9.04    SEVERABILITY:

   A. Any provision or part of the Contract Documents held to be void or unenforceable under any Law or Regulation shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon Owner and Contractor, who agree that the Contract Documents shall be reformed to replace such stricken provision or part thereof with a valid and enforceable provision that comes as close as possible to expressing the intention of the stricken provision.

OTHER PROVISIONS: Not Applicable.


IN WITNESS WHEREOF, Owner and Contractor have signed this Agreement in triplicate. One counterpart each has been delivered to Owner, Contractor, and Engineer. All portions of the Contract Documents have been signed, initialed, or identified by Owner and Contractor or identified by Engineer on their behalf.

This Agreement will be effective on March 3, 1998, which is the Effective Date of the Agreement.


CONTRACTOR:    Onsite Business Services, Inc.


By:  \s\ Richard T. Sperberg                   By:    \s\ David G. Cherry


Title:  President                                         Title: Mayor

(SEAL)                                                    (SEAL)




Attest: \s\ Audrey Nelson Stubenberg            Attest:\s\  Bob H Newton


Address for giving notices:                     Address for giving notices:
701 Palomar Airport Road Suite 200
Carlsbad, CA  92009


(License No._____________________
(if required by law)
                                            (If Owner is a public body, attach
                                            evidence Agent for Service of
                                            process of authority to sign and
                                            resolution or other
_______________________________             documents authorizing execution of
                                            Agreement)

(If Contractor is a corporation, attach     Approved as to Form:
evidence of authority to sign.)

By: ____________________________________

Attorney for: ________________________